UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2017

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

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Item 2.02        Results of Operations and Financial Condition.

On August 9, 2017, Industrial Services of America, Inc. (the "Company") issued a press release announcing its operating results for the quarter ended June 30, 2017.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company on August 8, 2017, shareholders (1) elected each of the four Company nominees to serve a one year term on the Company's Board of Directors and (2) ratified the appointment of Mountjoy Chilton Medley LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.  The results of the voting are shown below.

Proposal 1 - Election of Board of Directors

Company Nominees	Votes For	Votes Withheld	Broker Non-Votes
Orson Oliver	3,363,204	1,203,226	2,953,680
Albert A. Cozzi	4,275,488	290,942	2,953,680
Vince Tyra	4,559,238	7,192	2,953,680
William Yarmuth	4,559,238	7,192	2,953,680

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
6,656,547	4,753	858,810	—

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description

99.1                 Press release dated August 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	August 9, 2017	By:	/s/ Todd L. Phillips
Todd L. Phillips
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

99.1                 Press release dated August 9, 2017.

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